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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  September 1, 1999


                               Inamed Corporation
               (Exact Name of Registrant as Specified in Charter)


Delaware                           001-09741                          59-0920629
(State or Other Juris-             (Commission File                (IRS Employer
diction of Incorporation)          Number)                   Identification No.)


5540 Ekwill Street - Suite D, Santa Barbara, California               93111-2919
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number:   (805) 692-5400


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets.

         On Wednesday, September 1, 1999, Inamed Acquisition Corporation, a Delaware corporation ("Purchaser") and wholly-owned subsidiary of Inamed Corporation, a Delaware corporation ("Inamed"), accepted for payment all shares of common stock, par value $.01 per share (the "Shares"), of Collagen Aesthetics, Inc., a Delaware corporation ("Collagen"), and the associated preferred share purchase rights (the "Rights"), tendered pursuant to its previously announced tender offer (the "Offer").

         The Offer was commenced on August 4, 1999 pursuant to the terms of the Agreement and Plan of Merger, dated as of July 31, 1999, by and among Inamed, Purchaser and Collagen. Under the terms of the Offer, Purchaser paid $16.25 per Share (and associated Right), net to the seller in cash and without interest thereon. As of the expiration of the Offer at 12:00 midnight, New York City time, on August 31, 1999, approximately 8,049,603 Shares were validly tendered and not withdrawn (including 27,667 Shares subject to guaranteed delivery), representing approximately 92.89% of the outstanding Shares according to the depository's preliminary report.

         On September 1, 1999, Purchaser was merged with and into Collagen (the "Merger") with Collagen continuing as the surviving company and a wholly-owned subsidiary of Inamed. As a result of the Merger, each outstanding Share (other than Shares held by Inamed or any of its subsidiaries, which Shares were cancelled with no payment with respect thereto, and other than Shares if any held by stockholders who perfect their appraisal rights under the General Corporation Law of the State of Delaware) was, by virtue of the Merger and without any action by the holder thereof, converted into the right to receive $16.25 in cash (without interest).

         The amount paid by Inamed in the Offer and the Merger, including the cancellation of all options, was approximately $148.7 million, plus expenses of approximately $9.2 million. The acquisition was financed by the issuance of senior secured bridge notes in the aggregate principle amount of $155,000,000 pursuant to the terms of the Loan Agreement, dated as of September 1, 1999, among Inamed and Purchaser, as Borrowers, the Initial Lenders named therein, as Initial Lenders, and Ableco Finance LLC, as Administrative Agent (the "Loan Agreement"). The financing was arranged by U.S. Bancorp Libra, a division of U.S. Bancorp Investments, Inc.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Business Acquired:

         The financial statements of the business acquired as required by this
Item 7(a) will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

(b)      Pro Forma Financial Information:

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         The pro forma financial information as required by this Item 7(b) will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

(c)      Exhibits:

Exhibit           Description

2.1 Agreement and Plan of Merger, dated as of July 31, 1999, by and among Inamed Corporation, Inamed Acquisition Corporation and Collagen Aesthetics, Inc. (incorporated by reference to Exhibit (c)(1) to Schedule 14D-1 filed by Inamed Corporation and Inamed Acquisition Corporation with the Commission on August 4, 1999).

4.1 Loan Agreement, dated as of September 1, 1999, among Inamed Corporation and Inamed Acquisition Corporation, as Borrowers, the Initial Lenders named therein, as Initial Lenders, and Ableco Finance LLC, as Administrative Agent, and exhibits thereto.

99.1              Press Release issued by Inamed Corporation, dated September 2,
                  1999.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               INAMED CORPORATION


Date:  September 15, 1999                   By: /s/ Ilan K. Reich
                                                Name: Ilan K. Reich
                                                Title: President


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                                  EXHIBIT INDEX

The following exhibits are filed herewith.

Exhibit           Description

2.1 Agreement and Plan of Merger, dated as of July 31, 1999, by and among Inamed Corporation, Inamed Acquisition Corporation and Collagen Aesthetics, Inc. (incorporated by reference to Exhibit (c)(1) to Schedule 14D-1 filed by Inamed Corporation and Inamed Acquisition Corporation with the Commission on August 4, 1999).

4.1 Loan Agreement, dated as of September 1, 1999, among Inamed Corporation and Inamed Acquisition Corporation, as Borrowers, the Initial Lenders named therein, as Initial Lenders, and Ableco Finance LLC, as Administrative Agent, and exhibits thereto.

99.1              Press Release issued by Inamed Corporation, dated September 2,
                  1999.


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